OPTION AGREEMENT, dated the 16th day of January 2007 entered

BETWEEN :

NORTHERN STAR MINING CORPORATION, a mining exploration company duly incorporated under the laws of the Province of British Columbia and having an office located at 153a, Rue Perreault, Val-d'Or, Quebec (Canada), J9P 2H1;

(Thereafter < NSM » or < Party >>)

AND:

NIOGOLD MINING CORPORATION, a mining exploration company duly incorporated under the laws of the Province of British Columbia and having an office located at 1020, 3rd Avenue E., Val-d'Or, Quebec (Canada), J9P 4P3;

(Thereafter << NIOGOLD » or << Party >>)

WHEREAS:

A.

NSM holds a 100% interest in mining claims CDC0002714, CDC0002719, and CDC0002720 (the "Claims") as listed in Schedule A and covering the north 1/2 of lot 58 and lots 60 and 61, Range II, Malartic Township, located near the town Val-d'Or, northwestern Quebec, Canada. The Claims are listed as in good standing and registered 100% to NSM on the Ministry of Natural Resources of Quebec's GESTIM claim management system as described in Schedule A attached hereto. The Claims are subject to a 2% royalty held by Virginia Mines Inc. (<< Virginia >>) under an agreement between NSM and Virginia Mines Inc. (formerly Virginia Gold Mines Inc.) dated May 27th, 2005 annexed in Schedule B.

B.

NIOGOLD wants to acquire a 50% interest in the Claims under the terms of the Agreement and NSM, agrees to sell a 50% interest in the Claims under the terms of the Agreement as hereinafter defined.

NOW THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS HEREINAFTER SET OUT, THE PARTIES HERETO AGREE AS FOLLOWS:

1.

DEFINITIONS

In this Agreement (including the Preamble and Schedules), the following terms shall, except where inconsistent with the context, have the following meanings:

"Agreement" means this property option agreement, together with the Schedule to this agreement;

"Applicable Law" means, with respect to any person, property, transaction, event or other matter, any existing law, rule, statute, regulation, order, judgment, decree, treaty, grant, concession, franchise, licence or other requirement of any federal, regional, state, provincial, local, municipal, or international governmental or non-governmental body having the force of law (collectively, the "Law") relating or applicable to such person, property, transaction, event or other matter. Applicable Law also includes, where appropriate, any existing formal and binding interpretation of the Law (or any part thereof) by any person having jurisdiction over it, or charged with its administration or interpretation;

"Business Day" means a day, excluding a Saturday or Sunday, on which banks in Montreal are generally open for ordinary banking business;

"Commercial Production" means the first day following the first fifteen (15) consecutive days during which (i) in the case of minerals which are required to be processed or refined, minerals have been processed (excluding bulk sampling) from the Claims at an average rate not less than 50% of the initial rated mine production as specified in the feasibility study pursuant to which the Claims was developed as a mine and (ii) in the case of minerals which do not require processing or refining following extraction, minerals are extracted on a commercial basis;

"Confidential Information" of a Party at any time means all information relating to the business, affairs, financial condition, assets, operations, prospects, trade secrets and other data in respect of such Party or any of its affiliates which,

(a)

at the time is of a confidential nature (whether or not specifically identified as confidential) and is known or should be known by each other Party or its Representatives as being confidential, and

(b)

has been or is from time to time made known to or is otherwise learned by any other Party or its Representatives as a result of the matters provided for in this Agreement, including all notes, analyses, compilations, evaluations, studies, maps, computer programs or data or other documentation or information whatsoever relating to the Party, or prepared by the recipient, its Representatives or others containing or based upon, in whole or in part, such information and all non-public information obtained by visiting the facilities of the Party or its affiliates; but not including any information that at such time:

•

has become generally available to the public other than as a result of a disclosure by the other Party or any of its Representatives;

•

was rightly available to the other Party or its Representatives on a non-confidential basis before the date of this Agreement; or

•

becomes rightly available to the other Party or its Representatives on a non-confidential basis from a person other than the first-mentioned Party or any of its Representatives who is not, to the knowledge of such other Party or its Representatives, otherwise bound by confidentiality obligations to such first-mentioned Party in respect of such information or otherwise prohibited from transmitting the information to the other Party or its Representatives;

·

"Encumbrance" means any interest or equity of any person (including any right to acquire, option or right of pre-emption or first offer or first refusal) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or other security agreement or arrangement or any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, royalty, carried interest, deferred obligation or similar right or encumbrance;

"Net Smelter Return" means the gross value of product(s) shipped from the Claims less expenses incurred with respect to insurance, shipping, handling, and/or sampling and assaying of shipped product(s), smelting-refining charges and penalties;

"Party" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; "Parties" means every Party;

"Claims" means the 3 claims for a total area of 106.15 hectares as described in Schedule A;

"Representatives" with respect to any Party means its Affiliates and its and their respective directors, officers, employees, agents, counsel, consultants and other representatives and advisers;

"TSX-V" means the TSX Venture Exchange.

2.

OBJECT OF CLAIMS OPTION AGREEMENT

For $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NSM hereby grants to NIOGOLD the sole and exclusive right and option (the "Option") to acquire an undivided 50% interest in and to NSM's right, title and interest in and to the Claims (such right, title and interest of NSM being hereinafter referred to as the "Interest") in accordance with the terms of this Agreement.

3.

OPTION PAYMENTS AND EXPENDITURES

3.1

To exercise the Option, NIOGOLD shall:

(a)

pay to NSM :

10,000$ upon signature of the Agreement;

(b)

issue to NSM:

200,000 common shares in the capital of NIOGOLD as presently constituted (the "Common Shares") forthwith after NIOGOLD's receipt of the approval of the TSX-V;

which Common Shares shall be subject to such hold periods and other restrictions that are prescribed by the applicable securities legislation and the rules and policies of the TSX-V and;

(c)

incur the following work commitments for the purposes of the exploration of the Claims:

the sum of $100,000 on or before the second anniversary of the date of this Agreement.

4.

EARNING OF INTEREST

The Parties agree that:

4.1

Once the payment and share issues and work commitments contemplated by this Agreement have been duly executed, NIOGOLD will at such time be deemed by the Parties here to have acquired the Interest free and clear of all liens, charges and encumbrances, save and except for any liens, charges and encumbrances which may have arisen as a result of the exploration work undertaken on the claims by NIOGOLD.

4.2

Provided NIOGOLD has satisfied its aggregate payment obligations in accordance with the time periods stipulated in section 3.1 hereof, NIOGOLD shall notify NSM at any time, in one or the other situation, that it has satisfied the conditions necessary to acquire the Interest.

4.3

Upon receipt of such notice from NIOGOLD, 50% of NSM's right, title and interest in and to the Claims shall immediately vest in NIOGOLD.

5.

OPERATORSIIIP

The Parties agree that NIOGOLD will be the operator and as such will have the responsibility to execute the work programs on the Claims.

6.

JOINT VENTURE AGREEMENT

6.1

Once NIOGOLD has earned its undivided 50% interest in the Claims, NIOGOLD and NSM shall be deemed to have formed a joint venture (the "Joint Venture"). After the formation of the Joint Venture, both NIOGOLD and NSM shall contribute to further work programs on the Claims based upon their respective interests in the Claims. In such event, the Parties shall negotiate in good faith and use their best efforts to execute a definitive agreement governing the Joint Venture (the "Joint Venture Agreement"). The Joint Venture Agreement shall incorporate the terms set out herein in respect of their relationship in the Joint Venture and such other terms that are typical and reasonable of a Joint Venture of this nature, and as the Parties may agree.

6.2

The Joint Venture Agreement shall provide that NIOGOLD manage all work programs relating to the Claims.

6.3

If either Party fails to contribute to the work programs on the Claims its interest shall be diluted in accordance with a standard formula to be included in the Joint Venture Agreement.

 6.4

If either NSM or NIOGOLD allows its interest in the Joint Venture to become less than a 10% direct working interest then that Party's interest will revert to a 2% Net Smelter Return and the Party will not be obligated to expend any further monies on the Claims.

7.

TITLE

Until satisfaction of the terms of this Agreement, registered title to the lands, patents and claims comprising the Claims shall be held in trust by NSM, pursuant to the terms hereof. Should NIOGOLD be vested with the Interest, NSM shall forthwith execute and deliver, upon request by NIOGOLD and at NIOGOLD's option, any reasonable documentation necessary to (i) transfer to NIOGOLD an undivided 50% interest in the Claims or (ii) evidence NIOGOLD's right, title and interest in and to the Claims.

8.

REPRESENTATIONS AND WARRANTIES

8.1

Mutual Representations and Warranties of the Parties.

NIOGOLD and NSM hereby represent and warrant to each other as follows:

8.1.1

Organization and Power - It is a corporation duly incorporated under the laws of its jurisdiction of incorporation and is validly existing and not in default under such laws; and has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted.

8.1.2

Due Authorization - It has all necessary power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement have been duly authorized by all necessary action on its part.

8.1.3

Enforceability of Obligations - This Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it enforceable against it in accordance with its terms, subject to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to the extent that equitable remedies such as specific performance and injunction are only available in the discretion of the court from which they are sought.

8.1.4

No Conflict - The execution, delivery and performance of this Agreement by it do not and will not constitute a breach or violation of:

·

the provisions of its charter documents and by-laws;

·

any contract, agreement or instrument to which it is a party or by which it is bound; or any Applicable Law.

8.2

Representations and Warranties of NSM.

NSM represents and warrants to NIOGOLD that:

8.2.1

NSM is the legal owner of 100% of the interests in the Claims, free and clear of any Encumbrances and has good and valid title to the Claims, and the claims relating to the Claims are in good standing and NSM has satisfied all obligations and liabilities relating to such Claims;

8.2.2

Other then what is disclosed herein, NSM has no liabilities or material agreements regarding the Claims;

8.2.3

NSM has made all required payments and filings relating to the Claims under applicable tax legislation and no administrative proceedings, litigation or arbitration is in process, threatened or pending in relation to such taxes;

8.2.4

At the exception of the required regulatory approvals, no other approvals are required under the laws of any applicable jurisdiction or any third parties for the direct or indirect acquisition of an interest in the Claims by NIOGOLD;

8.2.5

All information made available in writing by NSM to NIOGOLD regarding the Claims and NSM is or will be at the time of delivery true and accurate;

8.2.6

All administrative costs related to the Claims (taxes, annual payments, etc.) will be borne by NSM until three months following the full compliance of NIOGOLD with article 3 of the Agreement;

8.2.7

The Claims are properly and accurately described in Schedule A attached hereto;

8.2.8

The operation of the Claims if not subject to any written or verbal operating, management, maintenance or other agreements, and NIOGOLD shall not be bound to assume any such contract.

8.3

Representations and Warranties of NIOGOLD

NIOGOLD represents and warrants to NSM:

8.3.1

The authorized capital of NIOGOLD consists of an unlimited number of Common Shares.

8.3.2

When issued in accordance with the terms of this Agreement, the Common Shares issued hereunder will be duly issued and outstanding as fully paid and non-assessable shares of NIOGOLD.

8.3.3

No order ceasing or suspending trading in the Common Shares nor prohibiting the sale of such securities has been issued by any securities commission of any Province or Territory of Canada to NIOGOLD or its directors, officers or promoters which is currently in effect, and to the best of NIOGOLD's knowledge, no such investigations or proceedings for such purposes are pending or threatened.

9.

NET SMELTER RETURN

In the event that Commercial Production would be achieved on the Claims and in the event a Party's interest in the Claims is diluted pursuant to section 6.4 hereinabove (the "Diluted Party"), the other Party will have the right of first refusal to buy back, at its sole option, half of the Net Smelter Return held by the Diluted Party (1% NSR) for CAD$1,000,000.

Starting from the constitution of the Joint Venture, as referred to in article 6.1 hereinabove, such Joint Venture will bear the responsibility to honor the Net Smelter Return owned by third parties as described in the paragraph A of the Preamble of the Agreement.

10.

TRANSFER RIGHT

Both Parties will have the possibility to transfer part or the totality of their option or interest in the Claims at any time after the signature of this Agreement with the condition that any eventual buyer respects each and the entire terms of the Agreement.

11.

GENERAL TERMS

11.1

Expenses - Each Party shall be responsible for all legal and other expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

11.2

Announcements - The Parties acknowledge that they may be required to make a public announcement regarding the arrangements contemplated by this Agreement upon execution thereof. If such disclosure is required, the Parties shall consult regarding the wording and issuance of public disclosure.

11.3

Confidentiality - Each Party shall and shall cause each of its Representatives to hold in strictest confidence and not use in any manner, other than as contemplated by this Agreement, any Confidential Information of the other Parties during the term of this Agreement. Notwithstanding the foregoing, each Participant may disclose Confidential Information to its Representatives or to any third party, provided that it procures that the Representative or proposed third party shall be bound by the confidentiality undertakings set out in this Section.

11.4

Indemnification - Each Party shall indemnify and hold the other Parties harmless in respect of any claim, demand, action, cause of action, damage, loss, cost, liability or expense which may be made or brought against any other Party or which such Party may suffer or incur directly or indirectly as a result of, in respect of or arising out of the first Party concurring from any incorrectness in or breach of any representation or warranty contained in this Agreement.

11.5

No Pledge – Subject to this Agreement and to the terms of the Joint Venture Agreement to be executed by the parties as contemplated in section 6.1, no partner in the Claims can pledge or otherwise encumber its interest in the Claims without the written consent of the other party hereto.

11.6

Notices - Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

a.

if to NioGold Mining Corporation

Mailing Address:

1020 3rd Avenue E.

P.O. Box 283

Val d'Or, Quebec

Canada, J9P 4P3

Contact Person:

Michael A. Iverson

Rock Lefrancois

Fax Number:

(604) 856 - 9479

(819) 825 - 2774

E-mail address:

miverson@niogold.com

rlefrancois@niogold.com

b.

if to Northern Star Mining Corporation

Mailing Address:

153a, Rue Perreault

Val-d'Or,

Quebec Canada, J9P 2H1

Contact Person:

Michel David

Fax Number:

(819) 825-1199

E-mail address:

miehel@nsmgold.com

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day in the place the communication is received and the communication is so delivered, faxed or sent before 4:30 p.m. on such day in the place the communications is received. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

11.7

Entire Agreement - This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.

11.8

Waiver - A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the Party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party. The waiver by any Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

11.9

Severability - Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.10

Further Assurances - Each Party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and matters in connection with this Agreement that the other Party may reasonably require, for the purposes of giving effect to this Agreement.

11.11

Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

11.12

Arbitration - If there is any disagreement, dispute or controversy (hereinafter collectively called a "dispute") between the Parties with respect to any matter arising under this Agreement or the construction hereof, then the dispute shall be determined by arbitration in accordance with following procedures:

(a)

the Parties to the dispute shall appoint a single mutually acceptable arbitrator. If the Parties cannot agree upon a single arbitrator, then each Party shall name an arbitrator and give notice thereof to the other Party;

(b)

the other Party receiving the notice contemplated hereinabove shall within 14 days of the receipt of notice, name an arbitrator; and

(c)

the two arbitrators so named shall, within seven days of the naming of the later of them, name a third arbitrator;

If the other Party fails to name its arbitrator within the allotted time, then the sole arbitrator named may make a determination of the dispute. Except as expressly provided in this paragraph, the arbitration shall be conducted in Montreal, Quebec in English pursuant to the Commerce or Code of Civil Procedure of Quebec from which there shall be no appeal. The decision shall be made within 30 days following the nomination of the arbitrator(s), shall be based exclusively on the advancement of the exploration, development and production work on the Claims and not on the financial circumstances of the Parties, and shall be conclusive and binding upon the Parties. The costs of arbitration shall be borne equally by the Parties to the dispute unless otherwise determined by the arbitrator(s).

11.13

Successors and Assigns - This Agreement shall ensure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns.

11.14

Termination of Agreement - This is an option agreement only and, except for the share issuances and expenditures referred to in Sub-Section 3.1 (which are binding upon NIOGOLD's receipt of final TSX-V approval to make such share issuances and expenditures), NIOGOLD shall not be obligated to make any further payments in respect of this Agreement. Should NIOGOLD wish to terminate this Agreement at any time before having exercised its option pursuant to Sub-Section 3.1 it shall give notice to NSM and this Agreement shall be deemed to have been terminated upon receipt of such notice by NSM. In such event, NIOGOLD shall be deemed to not have acquired any interest in the Claims.

11.15

Counterparts - This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties; provided, however, that any Party providing its signature in such manner shall promptly forward to the other Parties an original of the signed copy of this Agreement which was so faxed.

11.16

Language - The language of this Agreement shall be the English language. Les Parties conviennent que la presente convention soit redigee en anglais.

11.17

Force Majeure - The term "Force Majeure" as employed herein, shall mean acts of God and of public enemies, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests, and orders of courts or other lawful authorities, civil disturbances, Government and military actions, strikes, and any other causes not within the control of the party claiming a suspension, which by the exercise of due diligence, such party shall not be able to avoid or overcome. If either Party is rendered unable in whole or in part, by Force Majeure, to perform or comply with any obligation of the Agreement, upon giving notice and full particulars to the other party, such obligation shall be suspended during the continuance of the inability so caused and such party shall be relieved of liability for failure to perform the same during such period.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above :

SCHEDULE A

Claim #	Area	Range	Lot	Rent	Work Required	Excess Credits	Renewal	Expiration	Claimed	Registered	Township
CDO0002714	(ha) 21.07	II	58	24 $	$ 500	$ 0	23/07/2007	23/09/2007	12/07/2003	24/09/2003	Malartic
CDO0002719	42.54	II	60	48 $	$ 1,200	$ 0	01/07/2007	01/09/2007	14/07/2003	02/09/2003	Malartic
CDO0002720	42.54	II	61	48 $	$ 1,200	$ 0	01/07/2007	01/09/2007	14/07/2003	02/09/2003	Malartic
3 claims	106.15			120 $	2,900 $	0 $

SCHEDULE B

AGREEMENT BETWEEN NSM
AND VIRGINIA MINES INC.

EN DOUBLE EXEMPLAIRE

Monsieur Michel David

President

NORTHERN STAR MINING CORP.

153, avenue Perreault

Val-d'Or, QC J9P 2H1

Objet : Entente pour la cession de 3 claims detenus par Mines d'Or Virginia Inc. (<< Virginia >>) au profit de Northern Star Mining (<< Northern Star >>)

Suite a nos discussions, la presente Iettre formalise la cession de 3 claims situes dans le canton Malartic, Abitibi, province de Quebec.

1.

La localisation des claims faisant I'objet de cette transaction est indiquee sur la carte en Annexe A et les claims sont decrits a I'Annexe B (annexes jointes aux presentes). Ces claims sont libres de toute charge et redevance.

2.

Virginia accepte par la presente de transferer 100 % des droits sur ces claims au profit de Northern Star aux conditions suivantes:

 2.1

Dans les 30 jours suivant la signature des presentes, Northern Star emettra un certificat de 100 000 actions ordinaires de son capital-actions en faveur de Virginia.

 2.2

a)

Northern Star s'engage a maintenir la propriete en vigueur et a payer toutes taxes, droits ou autres redevances tout en realisant les travaux selon les regles de ['art et en conformite avec les lois en vigueur.

b)

Si Northern Star desire abandonner une partie ou la totalite des titres miniers constituant la propriete, Northern Star devra prealablement obtenir I'autorisation ecrite de Virginia. De plus, si Virginia desire que le ou les titres proposes pour abandon Ieur soient retournes, Northern Star transferera diligemment ce ou ces titres miniers et ce, aux frais de Virginia, etant entendu que ces titres miniers seront en vigueur pour une periode de six (6) mois a compter de la date de transfert.

116, St-Pierre, suite 200, Quebec, QC G 1 K 4A7 Canada 418-694-9832 800-476-1853 Fax: 418-694-9120
E-mail: mines@virginia.gc.ca www.virginia.gc.ca

Entente de cession de claims

entre Virginia et Northern Star Mining

27 mai 2005

2.3

Au moment de la mise en production commerciale d'un gisement se trouvant sur tous ou partie de ces claims, Virginia aura droit a une royaute perpetuelle (Net Smelter Return NSR) totalisant 2%. Dans les trois (3) mois suivant la mise en production commerciale d'un gisement sur tous ou partie de ces claims, Northern Star aura I'option d'acheter 50% du NSR (1%) pour un montant de un million de dollars (1 000 000 $) payable en argent. La definition de « Net Smelter Return » est decrite (en langue anglaise) a I'Annexe C jointe aux presentes.

3.

Virginia fera parvenir un transfert de droit minier de ces claims au profit de Northern Star dans Ies huit (8) jours suivant la signature de cette entente et Northern Star deposera ce transfert aupres du MRNFP et ce, a ses frais.

4.

Tous les montants d'argent specifies sont en dollars canadiens.

Veuillez marquer votre accord sur Ies termes de cette entente en signant a I'endroit indique.

Veuillez agreer, Monsieur, nos salutations distinguees.

MINES D'OR VIRGINIA INC.

André Gaumond
Président et chef de la direction

Lu et approuvé.

NORTHERN STAR MINING CORP.

Michel David, Président,